Form N-SAR, Sub-Item 77Q1(e)
Copies of any new or amended
investment advisory contract

Nuveen Floating Rate Income
Fund
333-112179
811-21494

We hereby incorporate by reference
the form
of the new Investment Management
Agreement
and a new Sub-Advisory Agreement
filed in Proxy materials in the SEC
filing on
June 20, 2005, under Conformed
Submission
Type DEF 14A, accession
number 0000950137-05-007496.